NOTICE TO SHAREHOLDERS

At a special meeting of shareholders on December 3, 2002, fund shareholders approved the following proposals:

o ELECT TRUSTEES FOR THE FUND. The individuals listed in the tables below were elected as trustees for the fund. All trustees served as trustees to the fund prior to the shareholder meeting.

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    TRUSTEE                      FOR               WITHHELD       PERCENTAGE FOR
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    John J. Brennan              2,755,608,065     68,098,848     97.6%
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    Charles D. Ellis             2,756,047,293     67,659,620     97.6
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    Rajiv L. Gupta               2,738,760,005     84,946,908     97.0
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    JoAnn Heffernan Heisen       2,754,651,507     69,055,406     97.6
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    Burton G. Malkiel            2,749,950,033     73,756,880     97.4
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    Alfred M. Rankin, Jr.        2,758,952,892     64,754,021     97.7
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    J. Lawrence Wilson           2,750,800,810     72,906,103     97.4
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o    CHANGE THE FUND'S  POLICY ON INVESTING IN OTHER MUTUAL  FUNDS.  This change enables the fund to invest its cash reserves in specially created money market funds. This new cash management program, which is similar to those of other large mutual fund complexes, should help the fund to achieve greater diversification and to earn modestly higher returns on its cash reserves. The fund will need Securities and Exchange Commission approval before implementing this new cash management program.

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                                                  BROKER
    FOR             AGAINST        ABSTAIN        NON-VOTES      PERCENTAGE FOR
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    2,478,143,539   224,637,743    115,523,783    5,401,848      87.8
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